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       EXHIBIT 22(a).  SUBSIDIARIES OF THE REGISTRANT



Name                                             State of Incorporation
Irwin Union Bank and Trust Company               Indiana
     Irwin Union Collateral, Inc.                Indiana
     Irwin Union Realty Corporation              Indiana
     Irwin Union Insurance, Inc.                 Indiana

Irwin Union Mortgage Corporation                 Indiana
     Inland Mortgage Corporation                 Indiana

Irwin Union Investor Services, Inc.              Indiana
     Irwin Union Securities, Inc.                Indiana
     Irwin Union Advisory Services, Inc.         Indiana

Irwin Home Equity Corporation                    Indiana
     IHE Funding Corp.                           Delaware

Irwin Union Leasing Corporation                  Indiana
     Affiliated Capital Corp.1                   Illinois

Irwin Union Credit Insurance Corporation         Arizona

White River Capital Corporation                  Indiana

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1 80% owned by Registrant